UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 10, 2013 (December 5, 2013)
Date of Report (date of earliest event reported)

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AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

_________________________

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwiting Agreement with Respect to 3.00% Convertible Senior Notes due 2018

On December 5, 2013, American Realty Capital Properties, Inc., a Maryland corporation (the “Company”), and ARC Properties Operating Partnership, L.P., a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership”) entered into an Underwriting Agreement (the “2018 Note Underwriting Agreement”), with Barclays Capital Inc. (“Barclays”) and Citigroup Global Markets Inc. (“Citigroup”, and collectively with Barclays, the “2018 Note Representatives”), as representatives of the several Underwriters listed therein (the “2018 Note Underwriters”), relating to the issuance and sale (the “2018 Note Offering”) of $250,000,000 aggregate principal amount of the Company’s 3.00% Convertible Senior Notes due 2018 pursuant to the reopening of its existing series of such indebtedness (the “2018 Notes”). Pursuant to the 2018 Note Underwriting Agreement, the Company granted the 2018 Note Underwriters a 30-day option to purchase up to an additional $37,500,000 aggregate principal amount of 2018 Notes to cover over-allotments, if any (the “2018 Note Over-Allotment Option”). On December 9, 2013, the 2018 Note Representatives delivered notice to the Company indicating the 2018 Note Underwriters’election to fully exercise the 2018 Note Over-Allotment Option. The 2018 Note Offering, including the exercise of the 2018 Note Over-Allotment Option, closed on December 10, 2013.

The Company and the Operating Partnership estimate that the net proceeds from the 2018 Offering (including accrued interest), after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, were approximately $281.2 million. The Company intends to use the net proceeds (which includes the 2018 Note Underwriters’ exercise the 2018 Note Over-Allotment Option) (a) to repay outstanding indebtedness under its existing senior secured credit facility (which will increase its availability of funds under such credit facility) and (b) for other general corporate purposes.

The Company made certain customary representations, warranties and covenants concerning the Company and the Registration Statement (as defined below) in the 2018 Note Underwriting Agreement and also agreed to indemnify the 2018 Note Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”), or to contribute to payments the 2018 Note Underwriters may be required to make in respect of those liabilities.

The 2018 Notes were issued pursuant to an Indenture, dated as of July 29, 2013 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of July 29, 2013 (the “First Supplemental Indenture”), between the Company and the Trustee. The 2018 Notes will bear interest at a rate equal to 3.00% per year and accruing from July 29, 2013, payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2014.

The 2018 Notes will mature on August 1, 2018, unless earlier repurchased, redeemed or converted. Holders may convert all or any portion of their 2018 Notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding February 1, 2018 only under certain circumstances. On or after February 1, 2018, until the close of business on the business day immediately preceding the maturity date of the 2018 Notes, holders may convert all or any portion of their 2018 Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the circumstances. The conversion rate for the 2018 Notes is initially 59.8050 shares of the Company’s common stock per $1,000 principal amount of 2018 Notes (equivalent to an initial conversion price of approximately $16.72 per share of the Company’s common stock, par value $0.01 per share, representing a 15% conversion premium based on the closing price of the Company’s common stock of $14.54 per share on July 23, 2013, the date upon which the initial issuance of the 2018 Notes was priced by the Company). The initial conversion rate is subject to adjustment upon the occurrence of certain events. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at the Company’s election.

The Company may not redeem the 2018 Notes prior to the maturity date except to the extent but only to the extent necessary to preserve its status as a real estate investment trust for U.S. federal income tax purposes (“REIT”). If the Company determines that it is necessary to redeem the 2018 Notes to preserve its status as a REIT, it may redeem for cash all or part of the 2018 Notes prior to the maturity date at a redemption price equal to 100% of the principal amount of the 2018 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the 2018 Notes, which means that the Company is not required to redeem or retire the 2018 Notes periodically.

The 2018 Notes have been registered under the Act, pursuant to a shelf registration statement on Form S-3 (SEC File No. 333-187240) previously filed by the Company with the U.S. Securities and Exchange Commission under the Act (the “Registration Statement”) and an applicable prospectus supplement.

RCS Capital, the investment banking and capital markets division of Realty Capital Securities, LLC, a FINRA-registered broker-dealer that is under common control with the Company’s external manager (“RCS Capital”), will receive a structuring fee from the 2018 Note Underwriters in an aggregate amount of $150,000 in connection with structuring and advisory services it has provided in connection with the 2018 Note Offering.

The foregoing summary description of the issuance and sale of the 2018 Notes, including the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the 2018 Note Underwriting Agreement, which is attached hereto as Exhibit 1.1, the Indenture, which is incorporated by reference hereto as Exhibit 4.1, the First Supplemental Indenture, which is incorporated by reference hereto as Exhibit 4.2 and the Form of Note, which is attached hereto as Exhibit 4.4.

Underwiting Agreement with Respect to 3.75% Convertible Senior Notes due 2020

On December 5, 2013, the Company and the Operating Partnership entered into an Underwriting Agreement (the “2020 Note Underwriting Agreement”), with  Barclays and Citigroup (collectively, the “2020 Note Representatives”), as representatives of the several Underwriters listed therein (the “2020 Note Underwriters”), relating to the issuance and sale (the “2020 Note Offering”) of $350,000,000 aggregate principal amount of the Company’s 3.75% Convertible Senior Notes due 2020 (the “2020 Notes”). Pursuant to the 2020 Note Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional $52,500,000 aggregate principal amount of 2020 Notes to cover over-allotments, if any (the “2020 Note Over-Allotment Option”). On December 9, 2013, the 2020 Note Representatives delivered notice to the Company electing to fully exercise the 2020 Note Over-Allotment Option. The 2020 Note Offering, including the exercise of the 2020 Note Over-Allotment Option, closed on December 10, 2013.

The Company and the Operating Partnership estimate that the net proceeds from the 2020 Note Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, were approximately $389.5 million. The Company intends to use the net proceeds, including as a result of the 2020 Note Underwriters exercising the 2020 Note Over-Allotment Option, (a) to repay outstanding indebtedness under its existing senior secured credit facility (which will increase its availability of funds under such credit facility) and (b) for other general corporate purposes.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company and the Registration Statement in the 2020 Note Underwriting Agreement and also agreed to indemnify the 2020 Note Underwriters against certain liabilities, including liabilities under the Act, or to contribute to payments the 2020 Note Underwriters may be required to make in respect of those liabilities.

The 2020 Notes were issued pursuant to the Indenture, as supplemented by the Second Supplemental Indenture, dated as of December 10, 2013 (the “Second Supplemental Indenture”), between the Company and the Trustee. The 2020 Notes will bear interest at a rate equal to 3.75% per year and accruing from December 10, 2013, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2014.

The 2020 Notes will mature on December 15, 2020, unless earlier repurchased, redeemed or converted. Holders may convert all or any portion of their 2020 Notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding June 15, 2020 only under certain circumstances. On or after June 15, 2020, until the close of business on the business day immediately preceding the maturity date of the 2020 Notes, holders may convert all or any portion of their 2020 Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the circumstances. The conversion rate for the 2020 Notes is initially 66.0262 shares of the Company’s common stock per $1,000 principal amount of 2020 Notes (equivalent to an initial conversion price of approximately $15.15 per share of the Company’s common stock, representing a 15% conversion premium based on the closing price of the Company’s common stock of $13.17 per share on December 4, 2013). The initial conversion rate is subject to adjustment upon the occurrence of certain events. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at the Company’s election.

The Company may not redeem the 2020 Notes prior to the maturity date except to the extent but only to the extent necessary to preserve its status as a real estate investment trust for U.S. federal income tax purposes (“REIT”). If the Company determines that it is necessary to redeem the 2020 Notes to preserve its status as a REIT, it may redeem for cash all or part of the 2020 Notes prior to the maturity date at a redemption price equal to 100% of the principal amount of the 2020 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the 2020 Notes, which means that the Company is not required to redeem or retire the 2020 Notes periodically.

The 2020 Notes have been registered under the Act, pursuant to the Registration Statement.

RCS Capital will receive a structuring fee from the 2020 Note Underwriters in an aggregate amount of $150,000 in connection with structuring and advisory services it has provided in connection with the 2020 Note Offering.

The foregoing summary description of the issuance and sale of the 2020 Notes, including the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the 2020 Note Underwriting Agreement, which is attached hereto as Exhibit 1.2, the Indenture, which is incorporated by reference hereto as Exhibit 4.1, the Second Supplemental Indenture, which is attached hereto as Exhibit 4.3 and the Form of Note, which is attached hereto as Exhibit 4.5.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 and contained in Item 1.01 above relating to the incurrence by the Company of (i) $287,500,000 of indebtedness as a result of the issuance of the 2018 Notes and (ii) $402,500,000 of indebtedness as a result of the issuance of the 2020 Notes is incorporated by reference herein.

Item 8.01. Other Events.

Pricing and Closing of Concurrent Convertible Note Offerings

On December 5, 2013, the Company issued a press release announcing the separate pricings of the 2018 Note Offering and the 2020 Note Offering, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein. On December 10, 2013, the Company issued a press release announcing the closings of the 2018 Note Offering, the 2018 Note Over-Allotment Option, the 2020 Note Offering and the 2020 Note Over-Allotment Option, which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference herein.

Start Date Announced for David S. Kay as President of the Company

On December 10, 2013, the Company issued a press release announcing that David S. Kay’s previously announced assumption of the role of President of the Company would take place on December 16, 2013, which is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 5, 2013, by and among the Company, the Operating Partnership and Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several Underwriters listed therein, with respect to the Company’s 3.00% Convertible Senior Notes due 2018

1.2	Underwriting Agreement, dated December 5, 2013, by and among the Company, the Operating Partnership and Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several Underwriters listed therein, with respect to the Company’s 3.75% Convertible Senior Notes due 2020

4.1*	Indenture, dated as of July 29, 2013, between the Company and U.S. Bank National Association, as trustee

4.2*	First Supplemental Indenture, dated as of July 29, 2013, between the Company and U.S. Bank National Association, as trustee

4.3	Second Supplemental Indenture, dated as of December 10, 2013, between the Company and U.S. Bank National Association, as trustee

4.4	Form of 3.00% Convertible Senior Notes due 2018

4.5	Form of 3.75% Convertible Senior Notes due 2020

5.1	Opinion of Venable LLP regarding the legality of the 2018 Notes

5.2	Opinion of Venable LLP regarding the legality of the 2020 Notes

8.1	Opinion of Proskauer Rose LLP regarding certain tax matters with respect to the 2018 Notes

8.2	Opinion of Proskauer Rose LLP regarding certain tax matters with respect to the 2020 Notes

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Venable LLP (included in Exhibit 5.2)

23.3	Consent of Proskauer Rose LLP (included in Exhibit 8.1)

23.4	Consent of Proskauer Rose LLP (included in Exhibit 8.2)

99.1	Press Release regarding Pricing of the Offering, dated December 5, 2013

99.2	Press Release regarding Closing of the Offering, dated December 10, 2013

99.3	Press Release regarding David S. Kay, dated December 10, 2013

* Included as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2013 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Date: December 10, 2013	By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chief Executive Officer and Chairman of the Board of Directors